                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Coeur D'Alene Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                           COEUR D'ALENE CORPORATION

                        400 COEUR D'ALENE MINES BUILDING
                               POST OFFICE BOX I
                                505 FRONT AVENUE
                           COEUR D'ALENE, IDAHO 83814

                                                                   April 1, 1998

Dear Shareholder:

     We are pleased to invite you to attend our Annual Meeting. This year it will be held the morning of Tuesday, May 12, 1998, at 9:30 A.M., local time, at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho. The primary business of the meeting will be to elect directors and ratify the selection of independent accountants.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it wise for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, permit-stamped envelope which we have provided for your convenience.

                                            Sincerely,

                                            /s/ DENNIS E. WHEELER

                                            Dennis E. Wheeler
                                            Chairman of the Board,
                                            President and Chief Executive
                                            Officer

                        COEUR D'ALENE MINES CORPORATION

                        400 COEUR D'ALENE MINES BUILDING
                                505 FRONT AVENUE
                               POST OFFICE BOX I
                           COEUR D'ALENE, IDAHO 83814

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     Notice is hereby given that the Annual Meeting of Shareholders of Coeur d'Alene Mines Corporation (the "Company"), an Idaho corporation, will be held at The Coeur d'Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d'Alene, Idaho, on Tuesday, May 12, 1998, at 9:30 A.M., local time, for the following purposes:

          1. To elect a Board of Directors of the Company consisting of seven persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

          2. To ratify the selection of Ernst & Young LLP as public accountants for the Company for the current fiscal year; and

          3. To transact such other business as properly may come before the meeting.

     Nominees for directors are set forth in the enclosed Proxy Statement.

     Only shareholders of record at the close of business on March 24, 1998, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ DENNIS E. WHEELER

Coeur d'Alene, Idaho                      Dennis E. Wheeler
April 1, 1998                             Chairman of the Board

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

     Please date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes.

     Mail the proxy in the enclosed envelope, which requires no postage if mailed in the United States.

     The giving of the proxy does not affect your right to vote in person should you attend the meeting.

--------------------------------------------------------------------------------

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation, by the Board of Directors of Coeur d'Alene Mines Corporation (the "Company"), of proxies of shareholders to be voted at the Annual Meeting of Shareholders to be held on May 12, 1998, and any and all adjournments thereof.

     Any shareholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given on or about April 1, 1998, to shareholders of the Company.

                               VOTING SECURITIES

     All shareholders of record as of the close of business on March 24, 1998, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date, except that shareholders have cumulative voting rights in the election of directors. As of the close of business on March 24, 1998, a total of 21,898,624 shares of common stock, $1 par value per share (the "Common Stock"), and 7,077,833 shares of Mandatory Adjustable Redeemable Convertible Securities, $1 par value per share (the "MARCS"), were issued and outstanding.

     Under cumulative voting for directors, the number of votes a shareholder may cast is the number of shares held, multiplied by the number of directors being elected. Those votes may be cast however desired. For example, if you own 100 shares and seven directors are being elected, you have 700 votes which you may either cast for one candidate or distribute among the candidates, as you desire.

     Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the seven nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election) or, in their discretion, they may vote cumulatively for all or a lesser number of such nominees in order to elect the maximum number of Management's nominees; (2) FOR the ratification of the selection of Ernst & Young as the Company's independent public accountants; and (3) in their discretion with respect to such other business as properly may come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegram. The Company has retained Morrow & Company, Inc., New York, New York, to assist it in the solicitation of proxies. That firm's charge to the Company will be $7,500 plus out-of-pocket expenses.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. All of the following seven nominees currently are members of the Board except John H. Robinson, who is being nominated to fill the vacancy created by the withdrawal of Jeffery T. Grade, who chose not to stand for reelection to the Board. James A. Sabala, who resigned as Senior Vice President and Chief Financial Officer of the Company effective March 31, 1998, will not stand for reelection to the Board. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the seven persons named below, or in the sole discretion of the persons named in the accompanying proxy, for a lesser number of such nominees in order to elect the maximum number of Management's nominees. The Company does not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

                                                                     DIRECTOR
                          NOMINEE                             AGE     SINCE
                          -------                             ---    --------
Dennis E. Wheeler...........................................  55       1978
  Chairman of the Board of the Company since May 1992;
  President since December 1980; Chief Executive Officer
  since December 1986; Chief Administrative Officer from
  December 1980 to December 1986; Secretary from January
  1980 to December 1980; Senior Vice President and General
  Counsel from 1978 to 1980. Chairman of the Board and a
  director of Sierra Pacific Resources (a public utility
  holding company).
Joseph C. Bennett...........................................  65       1981
  Mining Consultant. Director of Equity Oil Company.
Duane B. Hagadone...........................................  65       1987
  Chairman of the Board of The Hagadone Corporation, a
  company engaged in the newspaper and communications
  businesses, since 1966; Chairman of the Board of Hagadone
  Hospitality Co., which is engaged in the hotel and
  restaurant businesses, since 1983. Director of Washington
  Water Power Company.
James J. Curran.............................................  58       1989
  Former Chairman of the Board and Chief Executive Officer,
  First Interstate Bank, Northwest Region (Alaska, Idaho,
  Montana, Oregon and Washington) from October 1991 to April
  30, 1996; Chairman of the Board and Chief Executive
  Officer, First Interstate Bank of Oregon, N.A. from
  February 1991 to October 1991; Chairman, President and
  Chief Executive Officer of First Interstate Bank of
  Denver, N.A., from April 1990 to January 1991; Chairman,
  President and Chief Executive Officer of First Interstate
  Bank of Idaho, N.A., from July 1984 to March 1990.
  Director of Fred Meyer, Inc. (regional general merchandise retailer).

                                                                     DIRECTOR
                          NOMINEE                             AGE     SINCE
                          -------                             ---    --------
James A. McClure............................................  73       1991
  Attorney with the Boise, Idaho law firm of Givens, Pursley
  & Huntley; Consultant to the Washington, D.C. firm of
  McClure, Gerard & Neuenschwander, Inc.; United States
  Senator from Idaho from 1972 to 1990; former Chairman of
  the Senate Energy and Natural Resources Committee.
  Director of Boise Cascade Corporation (natural resources
  company) and The Williams Companies (petroleum and
  telecommunications company).
Cecil D. Andrus.............................................  66       1995
  Governor of Idaho (1971-1977); Secretary of the Department
  of the Interior (1977-1981); Governor of Idaho
  (1987-1995). Director of Albertson's Inc. (a nation-wide
  grocery retail chain) and Key Corp. (commercial banking).
  Chairman of the Andrus Center for Public Policy at Boise
  State University; "of counsel" member of the Gallatin
  Group (a policy consulting firm).
John H. Robinson............................................  48         --
  Managing Partner and Chief Development Officer of Black &
  Veatch, an international engineering and construction firm since 1996; Chairman of Black and Veatch U.K., Ltd and
  President of Black & Veatch International since 1994;
  employed by Black & Veatch since 1972; director of The
  Pritchard Corporation

 MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS
                           DIRECTORS OF THE COMPANY.

     The Board of Directors of the Company met eight times during 1997. The Company has an Audit Committee, consisting of Messrs. Curran, Grade and McClure, which met three times during 1997. The Board also has a Compensation Committee, comprised solely of outside directors and consisting of Messrs. Andrus, Bennett, Grade and Hagadone, which met two times during 1997. Each director attended all of the meetings of the Board of Directors and committees on which he served except Messrs. Andrus, Bennett, Curran and McClure, who were each absent from one meeting of the Board of Directors, and Mr. Hagadone, who was absent from two meetings. The Company also has an Executive Committee of its Board on which Messrs. Bennett, Curran, Hagadone and Wheeler currently serve and which is authorized to act in the place of the Board of Directors on limited matters which require action between Board meetings. The Board of Directors does not have a nominating committee.

                                SHARE OWNERSHIP

     The following table sets forth information, as of March 24, 1998, concerning the beneficial ownership of the Company's Common Stock by shareholders known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock or MARCS, by each of the nominees for election as directors, and by all directors/nominees and executive officers of the Company as a group:

                                              COMMON STOCK                        MARCS
                                    ---------------------------------   --------------------------   PERCENT OF
                                       SHARES                              SHARES                      TOTAL
                                    BENEFICIALLY          PERCENT OF    BENEFICIALLY   PERCENT OF      VOTING
                                       OWNED              OUTSTANDING      OWNED       OUTSTANDING     POWER
                                    ------------          -----------   ------------   -----------   ----------
Franklin Resources, Inc.(1).......   1,655,010               7.56%              --          --          5.71%
Federated Investors(2)............       3,500                *          1,085,000       15.33          3.76
Mackenzie Financial
  Corporation(3)..................   1,130,000               5.16               --          --          3.90
Brookhaven Capital Management Co.
  Ltd. ...........................   1,152,100               5.26               --          --          3.98
Dennis E. Wheeler.................     157,573(5)(6)          .72               --          --           .54
Joseph C. Bennett.................       4,795(5)(6)          .02               --          --           *
Duane B. Hagadone.................      18,041(5)(6)          *                 --          --           *
James J. Curran...................      15,073(5)(6)          *                 --          --           *
James A. McClure..................       2,145(5)(6)          *                 --          --           *
Jeffrey T. Grade..................       1,895(6)             *                 --          --           *
Cecil D. Andrus...................       1,898(6)             *                 --          --           *
John H. Robinson..................         100                 --               --          --            --
All officers and nominees for
  director as a group (16
  persons)........................     300,241(4)(5)         1.37               --          --          1.04

---------------
(*) Holding constitutes less than .10% of the outstanding shares.

(1) Franklin Resources, Inc. is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 777 Mariners Island Blvd., P.O. Box 7777, San Mateo, CA 94403-7777. Of the above shares of Common Stock, 735,000 shares may be acquired upon the conversion of the MARCS and 1,047,900 shares may be acquired upon the conversion of the Company's 6% Convertible Subordinated Debentures Due 2002 and 6 3/8% Convertible Subordinated Debentures Due 2004.

(2) Federated Investors is an investment advisory firm that serves as investment advisor to several investment companies that own the above-reported shares. Its address is 1001 Lebery Avenue, Pittsburgh, PA 15222-3779.

(3) Mackenzie Financial Corporation is an investment advisory firm. Its address is 150 Bloor Street West, Suite M111, Toronto, Canada M55 385.

(4) Brookhaven Capital Management Co. Ltd. is an investment advisory firm. Its address is 3000 Sandhill Road, Menlo Park, California 94025.

(5) Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(6) Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the Company's 1989 Long-Term Incentive Plan or its 1995 Non-Employee Directors' Stock Option
    Plan: Dennis E. Wheeler -- 108,702 shares; Joseph C. Bennett -- 1,795 shares; Duane B. Hagadone -- 17,941 shares; James J. Curran -- 14,973 shares; James A. McClure -- 1,795 shares; Jeffery T. Grade -- 1,795 shares; Cecil D. Andrus -- 1,798 shares; and all officers and directors as a group -- 222,422 shares.

                        COMPENSATION AND RELATED MATTERS

HISTORY AND OBJECTIVES OF THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM

     The Company's Executive Compensation Program (the "Program") was approved by the shareholders in 1989. Hewitt Associates, a leading, independent executive compensation consulting firm has rendered advice since the original plan was approved by shareholders on the structure of an executive compensation program which provides incentives to executive officers to meet short-term and long-term objectives and attract, retain and motivate key executives that significantly affect Company performance. During 1995, the Program was reviewed by Towers Perrins, an independent executive compensation firm, and Hewitt Associates. As a result, the Compensation Committee revised the Program to remain competitive with mining industry peer companies and to align even further the financial incentives of management with the shareholders' interests, the Program was revised. The Company believes the Program is structured to motivate the key executives to best serve the shareholders by conducting business in a manner that enhances shareholder value.

COMPENSATION COMMITTEE

     The Company has a Compensation Committee composed entirely of outside directors. The Committee works with the independent consultants and with the Chief Executive Officer to assure that the Program meets the objectives set forth above, and is consistent with other plans in the mining industry. In addition, the Compensation Committee meets annually to set executive compensation for the year, to review recommendations of the independent consultant and to recommend compensation to the Board of Directors. The selection of officers receiving grants of stock options and awards of stock under the Program, and decisions concerning the timing, pricing and amount of such grants and awards, are made by the Compensation Committee. The Board makes the final decision regarding all other elements of executive compensation, including executives salaries.

ELEMENTS OF THE PROGRAM

     The Program consists of three basic elements: 1) base salary, 2) annual incentive compensation, and 3) long-term incentive compensation. The Program is performance based. For the year 1997, 75% of each executive's annual incentive compensation was determined by the Company's overall performance relative to predetermined goals established by the Board of Directors, and the remaining 25% was determined by the executive's performance relative to his predetermined goals. Goals of the Chief Executive Officer are set and reviewed by the Compensation Committee which makes recommendations to the Board of Directors. Goals of other executives are set by the Chief Executive Officer, reviewed by the Compensation Committee and approved by the Board of Directors. Fifty percent of each executive's long-term incentive compensation is based upon the Company's total return to shareholders compared to a mining industry peer group and the remaining 50% consists of stock options which align the executive's compensation with shareholder interests.

COMPENSATION PROGRAM SUMMARY

     Under the Program, base salary and annual incentives are targeted at approximately the 50th percentile of that reported for other companies in the industry on a size-adjusted basis. The total compensation opportunity (including long-term incentives) is targeted at the 75th percentile, based on stated performance objectives. During 1997, Hewitt Associates reviewed executive compensation and the target levels. The compensation of the Company's executive officers is also linked to the Company's financial performance as well as the individual officer's performance. As more fully discussed below under "Compensation Committee Report," annual incentive compensation awards under the Annual Incentive Plan (the "AIP") are based upon target award levels expressed as a percentage of base salaries, established at the beginning of each year for participating executives, and vary depending upon the individual's level of responsibility and impact on overall Company performance. In 1997, 75% of the AIP target award value was based on financial performance of the Company and 25% was based on the individual officer's performance. The Program's Long-Term Incentive Plan (the "LTIP") is based upon a four-year performance period. The Program's long-term incentives include options granted under the LTIP and performance shares (payable in shares of Common Stock and cash after a four-year performance period) granted under the Company's Long-Term Performance Share Plan (the "LTPSP"). The long-term compensation opportunities associated with options that vest at a rate of 25% a year and shares of Common Stock that are issued after a four-year period are directly related to the market value of the Company's Common Stock. Long-term incentive awards paid under the LTPSP reward long-term shareholder value enhancement relative to industry competitors over a four-year performance period. In 1997, all long-term incentive awards under the LTIP and LTPSP directly related to Company performance.

     As of March 24, 1998, a balance of 243,244 shares of the 857,000 shares of Common Stock authorized under the program since 1989 remained available to underlie awards that may be granted in the future under the Program. Options for a total of 336,571 shares were granted to all participants in the Program in 1997.

              ---------------------------------------------------

     The total annual incentive awards paid to the Company's Chief Executive Officer and the other four highest paid executive officers of the Company employed at the end of the year were $329,769 in 1996 compared to $676,938 in 1997 and their total annual compensation was $999,483 in 1996 compared to $1,072,353 in 1997.

     The following Summary Compensation Table sets forth the annual salary, annual bonus (including cash and stock) and long-term compensation (including stock awards, options granted and long-term incentive cash payments) earned by the Company's Chief Executive Officer and the other four highest paid executive officers of the Company employed at the end of the year for services rendered during each of the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                       ------------------------------------
                                                                                AWARDS
                                     ANNUAL COMPENSATION               -------------------------   PAYOUTS
                         -------------------------------------------                    SHARES     --------
                                                        OTHER ANNUAL   COMMON STOCK   UNDERLYING     LTIP      ALL OTHER
  NAME AND PRINCIPAL             SALARY       BONUS     COMPENSATION     AWARD(S)      OPTIONS     PAYOUTS    COMPENSATION
       POSITION          YEAR      ($)      ($)(1)(2)       ($)           ($)(3)        (#)(4)      ($)(5)       ($)(6)
  ------------------     ----    ------     ---------   ------------   ------------   ----------   -------    ------------
Dennis E. Wheeler......  1997   $ 394,417   $330,472        --           $ 3,852       100,000     $ 22,952     $ 38,005
  Chairman, President    1996     378,710    145,304        --                --        32,068       64,391       39,739
    & Chief Executive
    Officer              1995     356,824    244,969        --                --        43,880       83,016       35,670

James A. Sabala(7).....  1997     183,780    120,431        --             1,517        29,194        9,041       17,853
  Senior Vice            1996     166,488     46,778        --                --         9,362       25,360       19,132
    President --         1995     165,238     94,545        --                --        11,069       33,086       18,087
  Finance & Chief
  Financial Officer

Robert Martinez(8).....  1997     155,433     85,913        --               474         8,120        2,825       14,024
  Vice-President --      1996     132,823     23,730        --                --         2,604        9,510       13,955
  Operations             1995     122,948     43,421        --                --         3,269       13,283        8,501

Michael C. Tippett(9)..  1997     170,258     45,000        --               925        28,963        5,509       13,595
  Senior Vice            1996     169,658     42,316        --                --         9,288       15,454       12,749
    President --         1995     140,020     65,179        --                --        16,718       22,641       10,062
  Business Development
  & Exploration

William F. Boyd(10)....  1997     168,465     95,122        --             1,031        19,905        6,144       16,037
  Vice President         1996     152,163     37,209        --                --         6,383       17,237       17,067
  Secretary and          1995     150,913     76,519        --                --         9,142       24,814       15,651
  Corporate Counsel

---------------
 (1) Annual incentive payments under the AIP are based upon target award levels established by the Compensation Committee of the Company's Board of Directors (the "Committee") at the beginning of each annual performance period and vary depending upon each participant's responsibilities and base salary. Awards under the AIP are paid after the annual performance period and vary from 0% to 200% of the targets based on actual performance. Commencing in 1996, 75% of the award value is based on overall Company financial performance and 25% is based on the participant's individual performance. Prior to 1996, 50% of the annual award was based on Company performance and 50% was based on individual performance. Company financial objectives underlying the measurement of Company performance include both total asset growth and cash flow return on total assets. The amounts reported above for 1995, 1996 and 1997 were paid in March 1996, March 1997 and March 1998, respectively.

 (2) Does not report perquisites amounting to less than the lesser of $50,000 or 10% of total salary and bonus.

 (3) Shares of Common Stock awarded under the LTPSP are issued upon completion of a four-year performance period after the date of grant. Prior to 1993, the Program provided for annual awards of restricted stock that vested over a four-year period. Commencing in 1993, awards are paid in shares of Common Stock and cash in amounts that are not determinable until completion of a four-year award cycle. The aggregate number and market value (based on the $8.9375 per share closing price of the shares on the New York Stock Exchange on December 31, 1997) of the restricted shares of Common Stock granted pursuant to the LTPSP prior to 1993 and held by the above executive officers at December 31, 1997, were as follows: Dennis E. Wheeler -- 15,445 shares ($138,040), James A. Sabala -- 6,435 shares ($57,513), Robert Martinez -- 2,011 shares ($17,973), Michael L. Tippett --

     2,875 shares ($25,695) and William F. Boyd -- 2,076 shares ($18,554).
     Dividends on restricted shares are remitted to each executive as paid by the Company.

 (4) Reports the number of shares underlying nonqualified options and incentive stock options granted under the LTIP with respect to each of the respective years. The options granted with respect to 1997 include (i) a special grant of options in July 1997 in recognition of the fact that historical cash compensation had fallen below industry norms and (ii) the customary grant of options in March 1998.

 (5) Reports cash payouts (not awards) under the LTIP. Payments are made under the LTIP after the end of the four-year performance period after award. The above reported payments relate to awards made in 1994 and are based on the performance period ending December 31, 1997. See note 2 to the Long-Term Incentive Plan Awards Table below for additional information regarding the LTIP.

 (6) Includes the Company's contributions to its Defined Contribution and 401K Retirement Plan (the "Retirement Plan") and amounts credited to the Company's Supplemental Retirement Plan (the "Supplemental Retirement Plan"). All full-time employees who have been employed for over one year and are at least 21 years old participate in the Retirement Plan. The amount of the Company's annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants' aggregate compensation; however for the years 1995, 1996 and 1997 the contribution was 5%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 10% of compensation, subject to a maximum contribution of $9,500. The Company contributes an amount equal to 50% of the first 6% of any such contributed amount. Accrued benefits under the Retirement Plan begin vesting after one year of employment and are fully vested after five years of employment. Retirement benefits under the Retirement Plan are based on a participant's investment fund account upon retirement, the participant's age and the form of benefit payment elected by the participant. The Company maintains the Supplemental Retirement Plan for its executive officers. Under the Supplemental Retirement Plan, an amount is accrued that equals the portion of the contribution to the Company's Retirement Plan that is restricted due to restrictions under ERISA. In 1997, Messrs. Wheeler, Sabala, Tippett, Boyd and Martinez were credited with Company contributions of $12,750, $12,750, $8,000, $12,750 and $12,750, respectively, under the Retirement Plan. In 1997, Messrs. Wheeler, Martinez, Sabala, Tippett and Boyd were credited with $22,080, $1,215, $4,764, $5,459 and $3,117, respectively, pursuant to the Supplemental Retirement Plan. The amounts of all other compensation reported in the above table also include "above-market" interest earnings on deferred compensation that is accrued under the Company's Supplemental Retirement Plan. "Above-market" interest earnings on deferred compensation is the excess of such interest over 120% of the applicable federal long-term rate, with compounding, as prescribed under the Internal Revenue Code. In 1997, the amounts of above-market interest earnings accrued for the benefit of Messrs. Wheeler, Martinez, Sabala, Tippett and Boyd amounted to $3,175, $59, $339, $136 and $170, respectively.

 (7) Mr. Sabala resigned as Senior Vice President -- Finance and Chief Financial Officer of the Company effective March 31, 1998.

 (8) Prior to his appointment as Vice President -- Operations on April 1 1997, Mr. Martinez served as Vice President -- Engineering, Operational Services and South American Operations of the Company from January 1, 1997, to March 30, 1997, and as Vice President and General Manager of the Company's subsidiary, Rochester Coeur, Inc., from August 13, 1988, to December 31, 1996.

 (9) Mr. Tippett ceased to be employed by the Company at the close of business on December 31, 1997.

(10) Mr. Boyd retired from the Company effective March 31, 1998.

     The following Option Grants Table sets forth, for each of the named executive officers, information regarding individual grants of options granted in July 1997 under the LTIP for services rendered in 1997, and their potential realizable values. Information regarding individual option grants includes the number of options granted, the percentage of total grants to employees represented by each grant, the per-share exercise price and the expiration date. The potential realizable value of the options are based on assumed annual 0%, 5% and 10% rates of stock price appreciation over the term of the option. Also set forth is the amount of the increases in the value of all of the Company's outstanding shares of Common Stock that would be realized in the event of such annual rates of stock price appreciation.

                              OPTION GRANTS TABLE

                                       INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------
                               NUMBER OF         % OF TOTAL
                                SHARES         OPTIONS GRANTED
                              UNDERLYING        TO EMPLOYEES
                            OPTIONS GRANTED       IN FISCAL          EXERCISE        EXPIRATION
          NAME                  (#)(1)             YEAR(2)        PRICE ($/SH)(3)       DATE
          ----              ---------------    ---------------    ---------------    ----------
Dennis E. Wheeler.......        100,000             41.47%            $13.125         7/14/07
Robert Martinez.........          8,120              3.37              13.125         7/14/07
James A. Sabala.........         29,194             12.11              13.125         7/14/07
Michael C. Tippett......         28,963             12.01              13.125         7/14/07
William F. Boyd.........         19,905              8.25              13.125         7/14/07
All Shareholders (5)....
Named Executive
  Officers' Gains as a %
  of All Shareholder
  Gains.................

                              POTENTIAL REALIZABLE VALUE AT
                                 ASSUMED ANNUAL RATES OF
                                 STOCK PRICE APPRECIATION
                                    FOR OPTION TERM(4)
------------------------  --------------------------------------

          NAME               0%         5% ($)        10% ($)
          ----               --         ------        -------
Dennis E. Wheeler.......     $0      $    825,400   $  2,091,500
Robert Martinez.........      0            67,022        169,854
James A. Sabala.........      0           240,967        610,680
Michael C. Tippett......      0           239,061        605,848
William F. Boyd.........      0           164,296        416,373
All Shareholders (5)....      0       180,751,242    456,075,417
Named Executive
  Officers' Gains as a %
  of All Shareholder
  Gains.................                     .85%           .85%

---------------
(1) The options include nonqualified and incentive stock options that become exercisable cumulatively as to 25%, 50%, 75% and 100% after the first, second, third and fourth anniversaries, respectively, after the date of grant.

(2) Based on options for a total of 241,127 shares granted to all employees.

(3) The exercise price is equal to the fair market value on the date of grant of the option.

(4) The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of the Company's Common Stock, overall stock market conditions, and the optionee's continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

(5) Total dollar gains based on assumed annual rates of appreciation shown and the 21,898,624 shares of Common Stock outstanding on March 24, 1998.

     The following aggregate Option Exercises and Year-End Option Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31,1997. No options were exercised during 1997 by such persons.

       AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

                                                                                            VALUE OF UNEXERCISED
                                                                  NUMBER OF SHARES              IN-THE-MONEY
                             SHARES ACQUIRED                   UNDERLYING UNEXERCISED         OPTIONS AT FY-END
                               ON EXERCISE        VALUE         OPTIONS AT FY-END (#)              ($)(1)
           NAME                    (#)         REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              ---------------   ------------   -------------------------   -------------------------
Dennis E. Wheeler..........     --               --                88,767/169,823                   $0/0
Robert Martinez............     --               --                 10,739/14,090                    0/0
James A. Sabala............     --               --                 26,009/49,856                    0/0
Michael C. Tippett.........     --               --                 21,421/50,690                    0/0
William F. Boyd............     --               --                 15,421/34,785                    0/0

---------------
(1) Market value of underlying securities at exercise or year-end, minus the exercise price.

     The following Long-Term Incentive Plan Awards Table sets forth, for each of the named executive officers, long-term incentive plan awards (not payouts) for services rendered in 1997 under the LTPSP. (Payouts for the completed four-year performance periods ending in 1995, 1996 and 1997 are reported above under the Long-Term Compensation Payouts column of the Summary Compensation Table.) No awards under the LTPSP have yet been made in 1998.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                                                                             ESTIMATED FUTURE-PAYOUTS UNDER
                                                           PERFORMANCE OR    NON-STOCK PRICE BASED PLANS(2)
                                         NUMBER OF          OTHER PERIOD     -------------------------------
                                      SHARES, UNITS OR    UNTIL MATURATION   THRESHOLD    TARGET    MAXIMUM
               NAME                  OTHER RIGHTS(#)(1)      OR PAYOUT          (#)         (#)       (#)
               ----                  ------------------   ----------------   ----------   -------   --------
Dennis E. Wheeler..................      --                    --              --           --        --
Robert Martinez....................      --                    --              --           --        --
James A. Sabala....................      --                    --              --           --        --
Michael C. Tippett.................      --                    --              --           --        --
William F. Boyd....................      --                    --              --           --        --

---------------
(1) Performance share awards under the LTPSP are based upon target award levels established by the Committee at the beginning of each four-year performance period and vary depending upon the participant's responsibilities and base salary. Awards under the LTPSP are paid after the end of a four-year performance period and may vary from 0% to 150% of the targets based on actual Company financial performance. Commencing with LTPSP awards made in 1993, 60% is paid in shares of Common Stock and 40% is paid in cash upon completion of the four-year performance period.

(2) Company financial performance for LTPSP award determination purposes is based on the Company's total shareholder return ("TSR") relative to a group of other companies in the precious metals mining industry (the "Comparable Group"). TSR equals the market price of the Company's Common Stock at the end of the four-year period plus dividends paid during the period, divided by the market price of the Common Stock at the beginning of the period. Actual award levels are based on the relative performance of the Company's TSR relative to the TSRs of the Comparable Group companies. The threshold performance level (i.e., the minimum amount payable) is reached if the Company's TSR is at the 30th percentile, in which case the percent of the target award is 50%. The target performance level is reached if the Company's TSR is at the 50th percentile, in which case the percent of the target award is 100%. The maximum performance level is achieved if the Company's TSR is at or above the 75th percentile, in which case the percent of the target award is 150%.

COMPENSATION COMMITTEE REPORT

     The following description of the Company's executive compensation practices and policies is presented on behalf of the Compensation Committee of the Company's Board of Directors (the "Committee"). The present members of the Committee are Cecil D. Andrus, Joseph C. Bennett, Jeffery T. Grade and Duane B. Hagadone. The fundamental philosophy of the Company's Executive Compensation Program is to offer competitive compensation opportunities based on the Company's performance and to a lesser extent individual performance. The Company and the Committee at least annually receive the services of Hewitt Associates, a leading, independent executive compensation consulting firm, in connection with the implementation of the Company's Executive Compensation Program. In addition, the Committee also receives information from other mining company compensation studies. Compensation of the Company's executive officers is reviewed annually by the Committee, which is comprised entirely of outside directors, and is directly linked to the Company's financial performance comparisons with other companies in the industry and shareholder interests. Total compensation opportunities are competitive with those offered by other employers in the precious metals mining industry on a size-adjusted basis. Annual base salaries are targeted at approximately the 50th percentile of such companies on a size-adjusted basis.

     Annual incentive compensation awards under the AIP are based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives and vary (from 50% for the Company's Chairman/President/CEO to lower amounts for other executives) depending upon the individual's level of responsibility and impact on overall Company performance. Specific individual and group objectives, reflecting the executive's responsibilities, are developed for each participating executive prior to the beginning of the year. Objectives for participants other than the Chairman/President/CEO are established for each participant by the CEO, and reviewed by the Compensation Committee. Individual objectives for the Chairman/President/CEO are established by the Committee and for 1997 included objectives relating to the operation, management and growth of the Company. Accordingly, the Compensation Committee reviews the executive's performance relative to the predetermined goals and reports to the Board of Directors. In addition, financial objectives are established for the Company based on growth of total assets and cash flow return on total assets. Actual awards paid after the end of each annual performance period vary from the target awards based on the actual versus targeted performance objectives. In 1997, 75% of the target award value was based on financial performance of the Company and 25% was based on the individual performance of the participant. Awards vary from zero percent to 200 percent of the target awards. The total annual incentive awards paid to the Company's Chief Executive Officer and the other four highest paid executive officers employed at the end of 1997 were $329,769 in 1996 compared to $676,938 in 1997.

     Long-term incentive awards under the Plan consist of stock options granted under the LTIP and performance shares awarded under the LTPSP. Of each long-term incentive awarded, 50% is allocated to stock options granted under the LTIP and 50% is allocated to performance shares awarded under the LTPSP.

     Awards of stock options are based on established percentages of base salary and vest cumulatively at a rate of 25% per year. The options expire ten years after the date of grant. Option exercise prices are equal to the fair market value of the Common Stock on the date of grant. Stock options granted with respect to 1997 included (i) a special grant of options in July 1997 in recognition of the fact that historical cash compensation had fallen below industry norms and (ii) the customary grant of options in March 1998. As of March 24, 1998, nonqualified stock options and incentive stock options to purchase a total of 500,239 shares of Common Stock at an average exercise price of $16.02 per share were outstanding.

     Performance shares awarded under the LTPSP are designed to award key executives for overall Company performance over a four-year time period and to align the interests of such executives with those of shareholders by rewarding increases in shareholder value. Before each four-year performance period begins, target awards, expressed as a percentage of base salaries, are established for each executive, with a target award level (varying from 60% for the Company's Chairman/President/CEO to lower amounts for other executives) for each participant depending upon the individual's level of responsibility and impact on overall total return to shareholders. Actual awards paid at the end of the four-year performance period vary from the initial award target based on the actual total shareholder return ("TSR") of the Company relative to the TSRs of a group of other companies in the precious metals mining industry (the "Comparable Group"). The companies in the Comparable Group are AMAX Gold, Inc., ASARCO, Inc., Barrick Gold Corp., Battle Mountain Gold Co., Echo Bay Mines, Ltd., Meridian Gold, Inc., Hecla Mining Co., Homestake Mining Co., Newmont Gold Company and Placer Dome, Inc. TSR is the price of the Common Stock at the end of the year plus dividends during the year, divided by the market value of the Common Stock at the beginning of the year. Actual award payments may vary from zero percent to 150% of the target awards. Final awards under the LTPSP, which are not determinable until completion of the four-year performance period, are paid 60% in shares of Common Stock and 40% in cash.

     Effective June 1, 1997, following a review by Hewitt Associates of the annual base salaries paid by companies in the Comparable Group of other precious metals mining companies, the Committee recommended and the Board of Directors approved an increase in the annual salary of Dennis E. Wheeler, the Company's Chairman/President/CEO, from $376,800 to $407,000 in order for his salary to be approximately equal to the 50th percentile of the salaries paid to persons occupying comparable positions in the Comparable Group companies on a size-adjusted basis. Mr. Wheeler's salary was not increased in 1996 and has not been increased to date in 1998. Other factors considered by the Board of Directors in setting executive salaries are length of service and level of responsibility.

     Payments made in March 1998 under the AIP are based on 1997 performance. As stated above, 75% of an AIP award is based on the prior year's growth of the Company's total assets and cash flow return on investment and 25% is based on individual performance measured against predetermined individual or group objectives. With respect to the individual performance portion of the March 1998 AIP award to the Company's Chairman/President/CEO, the award was based on 1997 performance and reflected the following Company performance accomplishments in 1997: (i) the increase in the Company's total revenues from $105.9 million in 1996 to $160.0 million in 1997; (ii) the increase in the Company's total gold and silver production from approximately 214,000 and 9.5 million ounces, respectively, in 1996 to record levels of approximately 291,000 and 11.0 million ounces, respectively, in 1997 with production increasing at all of its existing mines; (iii) the underwritten sale in October 1997 of $143,750,000 principal amount of 7 1/4% Convertible Subordinated Debentures due 2005, which contributed to the Company's ability to have approximately $213 million of cash and equivalents at the end of 1997 available for use in connection with the Company's growth; (iv) the increase during 1997 from 35% to 50% of the Company's ownership of the outstanding capital stock of Gasgoyne Gold Mines NL, an Australian gold mining company that has a 50% interest in the operating Yilgarn Star Mine in Western Australia; (v) the effectiveness of cost-reduction efforts at the Fachinal Mine in Chile that resulted in cash costs of production of $305 per ounce of gold in the fourth quarter of 1997 compared to average cash assets of production of $350 per ounce during the first nine months of the year; (vi) significant progress was made during the year at the Kensington Project in Alaska in acquiring most of the major permits and governmental approvals required for the project to move forward and significant progress toward completing an optimization study to reduce capital and operating costs; and
(vii) significant improvement at the Company's Golden Cross Mine in New Zealand which resulted in record annual production of 83,110 ounces of gold at a cash cost of $245.34 per ounce; and (viii) success of the non-executive employee gain-sharing program which significantly reduced employment levels and costs during 1997.

                                Compensation Committee of the Board of Directors
                                                     Joseph C. Bennett, Chairman
                                                                 Cecil D. Andrus
                                                                Jeffery T. Grade
                                                               Duane B. Hagadone

SUPPLEMENTAL RETIREMENT DEFERRED COMPENSATION PLAN

     Pursuant to the Company's Supplemental Retirement Deferred Compensation Plan, officers may defer up to 50% of their salary as well as 100% of the cash portion of awards under the AIP and LTPSP. Amounts deferred accrue interest at a prime lending rate not to exceed 10% and payout may be effected by a lump sum or an annuity.

DIRECTORS' FEES

     Pursuant to the Coeur d'Alene Mines Corporation Non-Employee Directors' Stock Option Plan, outside directors of the Company must receive at least $5,000 of their director fees in the form of stock options in lieu of $5,000 of cash compensation and are able to elect to receive stock options in lieu of cash fees for up to the $45,000 balance of their annual director fees. The Company was the first company in the precious metals mining industry that required the directors to receive a portion of their directors' fees in stock options in lieu of cash compensation. Information relating to options granted to outside directors on January 2, 1997, was set forth in last year's proxy statement relating to the 1997 Annual Meeting of Shareholders. The following table sets forth information regarding options that were granted under the Plan to non-employee directors on January 2, 1998:

                                         AMOUNT OF FOREGONE      NUMBER OF SHARES        OPTION EXERCISE
       NAME OF OUTSIDE DIRECTOR           DIRECTOR'S FEES      SUBJECT TO OPTION(1)     PRICE PER SHARE(2)
       ------------------------          ------------------    ---------------------    ------------------
Cecil D. Andrus........................       $ 5,000                  1,056                 $ 8.9375
Joseph C. Bennett......................         5,000                  1,056                   8.9375
James J. Curran........................        25,000                  5,277                   8.9375
Jeffrey T. Grade.......................         5,000                  1,056                   8.9375
Duane B. Hagadone......................        50,000                 10,555                   8.9375
James A. McClure.......................         5,000                  1,056                   8.9375
                                              -------                 ------
     Total.............................       $95,000                 20,056
                                              =======                 ======

---------------
(1) The number of shares is determined by dividing each outside director's foregone directors' fees by the per-share value of an option using the Black-Scholes option valuation method.

(2) The option exercise price is equal to the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on January 2, 1998, which was the date of grant.

    Committee members receive no compensation for their services.

DIRECTORS' RETIREMENT PLAN

     Pursuant to the Company's Directors' Retirement Plan, outside directors who have a minimum of five years of service are entitled to one year of retirement benefit for each year of service up to a maximum of ten years of retirement benefits. Each year's retirement benefit is equal to 40% of the outside director's annual compensation as a director of the Company at the time of retirement.

CHANGE IN CONTROL PROVISIONS

     In the event of a change in control of the Company, as defined below (a "Change in Control"), all awards under the Program fully vest as follows: (i) all unvested stock options become fully exercisable; (ii) any unvested shares of restricted stock become fully vested so that the restrictions on the sale of such stock lapse on the Change in Control date; and (iii) cash or Common Stock payments of performance awards made under the Program must be fully paid within 30 days following the date of the Change in Control. A Change in Control of the Company for purposes of the Program is deemed to occur in the event of (i) an organization, group or person acquires beneficial ownership of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; (ii) a majority of the members of the Company's Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board; (iii) a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a Change in Control of the Company; or (iv) the Company is combined with or acquired by another company and the Board determines, either before or after such event, that a Change in Control will or has occurred.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a three-year term of employment through June 1, 2000, and which is automatically extended for one year on June 1 of each year unless terminated or modified by the Company by written notice. Mr. Wheeler's employment agreement includes the same Change in Control provisions as those included in the Executive Severance Agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary at the time of such death.

     During 1997, and continuing from year-to-year thereafter unless terminated by the Company by written notice, the Executive Severance Agreements with ten executive officers of the Company (the "Executives") provide that certain benefits will be payable to the Executives in the event of a Change in Control of the Company and the termination of the Executive's employment within two years after such Change in Control for any reason other than for cause, disability, death, normal retirement or early retirement. (The term "Change in Control" for purposes of the Executive Severance Agreements has the same meaning as that discussed above under "Change in Control Provisions.")

     The benefits payable to an Executive in the event of a Change in Control and such termination of employment are (i) the continued payment of the Executive's full base salary at the rate in effect immediately prior to his or her termination of employment, as well as the short-term and long-term bonuses at 100% of the target levels provided under the AIP and LTPSP for the two years following such termination of employment; (ii) the continued payment by the Company during that period of all medical, dental and long-term disability benefits under programs in which the Executive was entitled to participate immediately prior to termination of employment; (iii) acceleration of the exercisability and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by the Company to the Executive under the Program; and (iv) the granting to the Executive of continued credit through the two-year period following termination of employment for purposes of determining the Executive's retirement benefits under the Company's Retirement Plan. Each Executive Severance Agreement provides that if the severance payments provided thereunder would constitute a "parachute payment," as defined in
Section 280G of the Internal Revenue Code, the payment will be reduced to the largest amount that would result in no portion being subject to the excise tax imposed by, or the disallowance of a deduction under, certain provisions of the Code. Accordingly, the present value of such payment will generally be required to be less than three times the Executive's average annual taxable compensation during the five-year period preceding the Change in Control.

                                 PROPOSAL NO. 2

                            INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent public accountants for the current fiscal year. Ernst & Young LLP has served since 1981 in that capacity. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of Ernst & Young LLP to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of Ernst & Young LLP will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSED APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1998.

                            STOCK PERFORMANCE CHART

     The following chart compares the Company's cumulative total shareholder return with the S&P 500 Index, which is a performance indicator of the overall stock market, and a Company-determined peer group.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG COEUR D'ALENE MINES CORPORATION, S&P 500 INDEX
                              & PEER GROUP INDEX**


                                   [GRAPH]


Assumes $100 invested on January 1, 1992, in the Company's Common Stock, S&P 500 Index and a peer group index.
---------------
  * Total return assumes reinvestment of dividends.

 ** The issuers of common stock included in the peer group index are Amax Gold, Inc., ASARCO Incorporated, Barrick Gold Corp., Battle Mountain Gold Co., Echo Bay Mines, Ltd., Meridian Gold, Inc., Hecla Mining Company, Homestake Mining Company, Newmont Gold Company, Pegasus Gold, Inc. and Placer Dome, Inc.

*** Fiscal year ending December 31.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities are required to be filed by the tenth day of the month following the month during which the change in beneficial ownership of securities occurred. The Company believes that all reports of securities ownership and changes in such ownership required to be filed during 1997 were timely filed.

                           1999 SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1999 Annual Meeting must be received by the Secretary of the Company, 400 Coeur d'Alene Mines Building, Post Office Box I, Coeur d'Alene, Idaho 83814 no later than December 1, 1998, in order for them to be considered for inclusion in the 1999 Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

     This Proxy Statement is accompanied by the 1997 Annual Report to Shareholders of the Company as well as a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which includes financial statements for the year then ended. The Annual Report and Form 10-K are not to be regarded as part of the proxy solicitation materials.

                                          By order of the Board of Directors,

                                          COEUR D'ALENE MINES CORPORATION

                                          /s/ DENNIS E. WHEELER

                                          Dennis E. Wheeler
                                          Chairman of the Board

Coeur d'Alene, Idaho
April 1, 1998

                        COEUR D'ALENE MINES CORPORATION

         400 COEUR D'ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX I
                           COEUR D'ALENE, IDAHO 83814

                  MANDATORY ADJUSTABLE REDEEMABLE CONVERTIBLE
                                SECURITIES PROXY

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 12, 1998, 9:30 A.M., LOCAL TIME


The undersigned appoints Dennis E. Wheeler, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d'Alene Mines Corporation Mandatory Adjustable Redeemable Convertible Securities the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 12, 1998, or at any adjournment thereof, with all powers the undersigned would have if personally present.

                                                     (Continued on reverse side)

        THE SHARES WILL BE VOTED AS DIRECTED, AND WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE   [ ] Please mark
        THE MEETING AS THE PROXIES SHALL DECIDE.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR           your votes
        PROPOSALS 1, 2 AND 3.                                                                                     like this
                                                                                                                  in blue or
                                                                                                                  black ink.



                              THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:


                                                                                                             FOR    AGAINST  ABSTAIN
1. TO ELECT DIRECTORS            FOR all seven             WITHHOLD         2. TO RATIFY THE SELECTION OF    [ ]      [ ]      [ ]
   C.D. ANDRUS, J.C.            nominees (except          AUTHORITY            ERNST & YOUNG AS THE
   BENNETT, J.J. CURRAN,       as marked to the         to vote for all        COMPANY'S INDEPENDENT
   D.B. HAGADONE, J.A.          contrary below)     nominees listed at left    PUBLIC ACCOUNTANTS FOR
   McCLURE, J.H. ROBINSON                                                      1998.
   and D.E. WHEELER                  [ ]                      [ ]
                                                                            3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
                                                                               VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE
                                                                               THE MEETING.


========================================================================

                                                                                     Dated:                                   , 1998
                                                                                           -----------------------------------

                                                                                     -----------------------------------------------
                                                                                     Signature of Stockholder

                                                                                     -----------------------------------------------
                                                                                     Signature of Stockholder

                                                                                     Sign exactly as your name appears hereon.  When
                                                                                     signing in a representative or fiduciary
                                                                                     capacity, indicate the title.  If shares are
                                                                                     held jointly, each holder should sign.


   PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

                          /\ FOLD AND DETACH HERE /\

                        COEUR D'ALENE MINES CORPORATION

         400 COEUR D'ALENE MINES BUILDING, 505 FRONT AVENUE, P.O. BOX I
                           COEUR D'ALENE, IDAHO 83814

                               COMMON STOCK PROXY

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 12, 1998, 9:30 A.M., LOCAL TIME

The undersigned appoints Dennis E. Wheeler, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d'Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 12, 1998, or at any adjournment thereof, with all powers the undersigned would have if personally present.


                                                   (Continued on reverse side)

        THE SHARES WILL BE VOTED AS DIRECTED, AND WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE   [ ] Please mark
        THE MEETING AS THE PROXIES SHALL DECIDE.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR           your votes
        PROPOSALS 1, 2 AND 3.                                                                                     like this
                                                                                                                  in blue or
                                                                                                                  black ink.



                              THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:


                                                                                                             FOR    AGAINST  ABSTAIN
1. TO ELECT DIRECTORS            FOR all seven             WITHHOLD         2. TO RATIFY THE SELECTION OF    [ ]      [ ]      [ ]
   C.D. ANDRUS, J.C.            nominees (except          AUTHORITY            ERNST & YOUNG AS THE
   BENNETT, J.J. CURRAN,       as marked to the         to vote for all        COMPANY'S INDEPENDENT
   D.B. HAGADONE, J.A.          contrary below)     nominees listed at left    PUBLIC ACCOUNTANTS FOR
   McCLURE, J.H. ROBINSON                                                      1998.
   and D.E. WHEELER                  [ ]                     [ ]
                                                                            3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
                                                                               VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE
                                                                               THE MEETING.


========================================================================

                                                                                     Dated:                                   , 1998
                                                                                           -----------------------------------

                                                                                     -----------------------------------------------
                                                                                     Signature of Stockholder

                                                                                     -----------------------------------------------
                                                                                     Signature of Stockholder

                                                                                     Sign exactly as your name appears hereon.  When
                                                                                     signing in a representative or fiduciary
                                                                                     capacity, indicate the title.  If shares are
                                                                                     held jointly, each holder should sign.


   PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

                          /\ FOLD AND DETACH HERE /\